Exhibit 23.03


                CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Carpenter Technology Corporation of our report dated March 3, 1997, relating to the financial statements of Dynamet Incorporated, which appears in the Current Report on Form 8-K/A of Carpenter Technology Corporation dated May 13, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.




                              /s/  Price Waterhouse LLP
                                   Price Waterhouse LLP

Pittsburgh, Pennsylvania
December 17, 1997